UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Investment Agreement

On January 3, 2022, Aravive, Inc., a Delaware corporation (the “Company”), entered into an investment agreement (the “Investment Agreement”), by and among the Company, Eshelman Ventures, LLC, a North Carolina limited liability company (the “Investor” and the “Holder”), and, solely for purposes of Article IV and Article V of the Investment Agreement, Fredric N. Eshelman, Pharm.D.

Pursuant to the Investment Agreement, the Investor agreed to purchase a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 4,545,455 shares (the “Warrant Shares”, and collectively with the Pre-Funded Warrant, the “Purchased Securities”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $2.20 per share, which was the consolidated closing bid price of the Common Stock on The Nasdaq Global Select Market on December 31, 2021, for an aggregate purchase price of $10,000,001. The closing of the issuance and sale of the Pre-Funded Warrant is expected to take place on January 5, 2022 (the “Closing”).

Pursuant to the Investment Agreement, the Company is obligated to hold an annual or special meeting of stockholders (the “Stockholder Meeting”) for the purpose of obtaining the Requisite Stockholder Approval (as defined below). The Stockholder Meeting shall be held no later than one-hundred and twenty (120) days following the date of Investment Agreement (one hundred and fifty days (150) if the United States Securities and Exchange Commission (the “SEC”) reviews the proxy statement for the annual or special meeting). The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval and will cause the Company’s board of directors to recommend to the stockholders that they approve such matter. If, despite the Company’s reasonable best efforts, Requisite Stockholder Approval is not obtained on or prior to May 5, 2022, the Company will cause an additional Stockholder Meeting to be held every six (6) months thereafter until such Requisite Stockholder Approval is obtained. “Requisite Stockholder Approval” means the stockholder approval contemplated by Rule 5635 of the Nasdaq Stock Market listing rules with respect to the issuance of Warrant Shares upon exercise of the Pre-Funded Warrant in excess of the limitations imposed by such rule.  In addition, the Company has agreed to use commercially reasonable efforts to file and cause to be declared effective prior to the six-month anniversary of the Closing a registration statement on Form S-3 with respect to the resale of the Warrant Shares.

In addition, pursuant to the Investment Agreement, the Investor has agreed not to transfer the Purchased Securities for a period of six months following the Closing date, except for transfers to Dr. Eshelman, Dr. Eshelman’s spouse or direct lineal descendants, any trust established for the sole benefit of Dr. Eshelman or Dr. Eshelman’s spouse or direct lineal descendants, any individual or entity in which the direct or indirect and beneficial owner of all voting securities of such entity is Dr. Eshelman or Dr. Eshelman’s spouse or direct lineal descendants and Dr. Eshelman’s heirs, executors, administrators or personal representatives upon the death, incompetency or disability of Dr. Eshelman.  Any individual or entity receiving the Purchased Securities in a permitted transfer must agree to be bound by the terms of the Investment Agreement.

The Investment Agreement contains representations and warranties of the parties customary for transactions of this type.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations and warranties contained in the Investment Agreement were made solely for the benefit of the parties to the Investment Agreement. In addition, such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Investment Agreement; (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Investment Agreement; and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.  Accordingly, the Investment Agreement is included with this filing only to provide investors with information regarding the terms of the Investment Agreement, and not to provide investors with any other factual information regarding the Company or its business. Stockholders should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Investor or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Pre-Funded Warrant

The following is a summary of the material terms of the Pre-Funded Warrant:

Duration and Exercise Price

The Pre-Funded Warrant will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrant will be immediately exercisable, subject to the Beneficial Ownership limitation (as defined below) and may be exercised at any time until the Pre-Funded Warrant is exercised in full. The exercise price and number of Warrant Shares are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

Exercisability; Stockholder Approval

The Pre-Funded Warrant provides that until the Company obtains the Requisite Stockholder Approval for the issuance of all the Warrant Shares, no Warrant Shares will be issued or delivered upon any proposed exercise of the Pre-Funded Warrant, and the Pre-Funded Warrant will not be exercisable to the extent that such issuance, delivery, or exercise would result in the Investor or a “person” or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owning in excess of nineteen and ninety-nine-one-hundredths percent (19.99%) of the then-outstanding shares of Common Stock (the restrictions set forth in this sentence, the “Beneficial Ownership Limitation”).

Fractional Shares

No fractional shares of Common Stock will be issued in connection with the exercise of the Pre-Funded Warrant. In lieu of fractional shares of Common Stock, the Company will, at its discretion, pay the Holder an amount in cash equal to the fractional amount multiplied by the exercise price of such Pre-Funded Warrant or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of the Pre-Funded Warrant and in payment of the aggregate exercise price, the Holder may instead elect to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant.

Automatic Exercise

Immediately upon obtaining the Requisite Stockholder Approval, the Holder will have ten (10) days to exercise the Pre-Funded Warrant.  If such exercise does not occur on the tenth (10th) day following obtaining the Requisite Stockholder Approval, the Pre-Funded Warrant will be automatically exercised via cashless exercise as described above.

Subsequent Rights Offerings

If the Company grants, issues or sells any Common Stock Equivalents (as such term is defined in the Pre-Funded Warrant) or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Pre-Funded Warrant (without regard to any limitations on exercise of the Pre-Funded Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Pro Rata Distributions

During such time as the Pre-Funded Warrant is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Pre-Funded Warrant, then, in each such case, the Holder will be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Pre-Funded Warrant (without regard to any limitations on exercise of the Pre-Funded Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrant and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the consolidation or merger of the Company with or into another person, the Holder will be entitled to receive upon exercise of the Pre-Funded Warrant the kind and amount of securities, cash or other property that the Holder would have received had the Holder exercised the Pre-Funded Warrant immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, the Pre-Funded Warrant may be transferred at the option of the Holder upon surrender of the Pre-Funded Warrant to the Company together with the appropriate instruments of transfer.

Exchange Listing

The Company does not intend to list the Pre-Funded Warrant on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrant or by virtue of the Holder’s ownership of shares of Common Stock, the Holder does not have the rights or privileges of holders of Common Stock, including any voting rights, until the Holder exercises the Pre-Funded Warrant.

The foregoing description of the Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the form of Pre-Funded Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Investment Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, on January 3, 2022, the Company agreed to sell a Pre-Funded Warrant to the Investor to purchase an aggregate of 4,545,455 Warrant Shares for the purchase price of $10,000,001. There were no underwriting discounts or commissions.

The issuance and sale of the Purchased Securities are being made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company is selling the Pre-Funded Warrant to an “accredited investor” as defined in Rule 501(a) of the Securities Act and did not engage in a general solicitation or advertising with respect to the issuance and sale of the Pre-Funded Warrant.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, Dr. Eshelman was appointed the Executive Chairman of the Company. Dr. Eshelman has served as a Director and non-executive Chairman of the Board since April 2020. In his new role as Executive Chairman, Dr. Eshelman will continue to work with Chief Executive Officer, Gail Mcintyre, Ph.D., DABT, and senior management of the Company, to help shape and execute the Company’s strategy and direction, as well as other key business initiatives, subject in all cases to the direction of the Board of Directors.

Dr. Eshelman, age 73, has served as the Chairman of the Company’s board of directors since April 8, 2020.  Dr. Eshelman is the Founder of Eshelman Ventures, LLC, an investment company primarily interested in healthcare companies. Previously, he founded and served as Chairman and Chief Executive Officer of Pharmaceutical Product Development, Inc. (PPD) prior to the sale of the company to private equity interests. After PPD, he served as founding chairman and was the largest shareholder of Furiex Pharmaceuticals, Inc. (FURX), a company which in-licensed and rapidly developed new medicines. Furiex was sold to Forest Laboratories Inc. (which was later acquired by Actavis) in 2014. His career has also included positions as SVP development and board member of the former Glaxo, Inc., as well as management positions with Beecham Laboratories and Boehringer Mannheim Pharmaceuticals. He is currently Chairman of several biotech companies and is also a member of the Board of Directors of Amplitude Healthcare Acquisition Corp. (Nasdaq: AMHC) and Eyenovia Inc. (Nasdaq: EYEN). Dr. Eshelman previously was chairman of The Medicines Company (MDCO) and was on the board of Bausch Health (BHC) and G1 Therapeutics, Inc. (Nasdaq: GTHX). Dr. Eshelman has served on the executive committee of the Medical Foundation of North Carolina and was appointed by the North Carolina General Assembly to serve on the Board of Governors for the state’s multi-campus university system (chair of audit committee), as well as the North Carolina Biotechnology Center. In addition, he chairs the board of visitors for the School of Pharmacy at University of North Carolina at Charlotte (UNC-CH). The school was named the UNC Eshelman School of Pharmacy in recognition of his many contributions to the school and the profession.

Dr. Eshelman has received many awards including the Davie and Distinguished Service Awards from UNC, outstanding alumnus from both the UNC and University of Cincinnati schools of pharmacy, Life Science Leadership Award (CED) and the North Carolina Biotech Hall of Fame. Dr. Eshelman received the doctor of pharmacy from the University of Cincinnati, completed a residency at Cincinnati General Hospital, and received a BS Pharm from UNC-CH. He completed the OPM program at Harvard Business School. Dr. Eshelman also received an honorary doctor of science from UNC-CH.

Dr. Eshelman will continue to serve as a Director and as the Chairman of the board of directors of the Company. In his capacity as Executive Chairman, Dr. Eshelman will continue to receive the same compensation he received as non-executive Chairman of the board of directors.

Item 7.01  Regulation FD Disclosure

The Company will be making several presentations to investors over the next several weeks. In connection with the presentations, the Company intends to discuss the updated corporate presentation, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The presentation contains certain updated renal data, including the following:

●
A total of 26 patients with 2L+ clear cell renal cell cancer have been dosed with batiraxcept + cabozantinib. 16 patients have been dosed with 15mg/kg batiraxcept and 10 patients have been dosed with 20mg/kg batiraxcept.

o
The safety profile of batiraxcept + cabozantinib is consistent with the established safety profile for cabozantinib.  The one adverse effect that is related to batiraxcept is infusion-related reactions.  This adverse effect is managed by a premedication regimen.

●	23 patients have had at least one CT scan: 15 patients who received 15mg/kg batiraxcept + cabozantinib and 8 patients who received 20mg/kg batiraxcept + cabozantinib.
o	9/23 (39%) had a partial response
o	14/23 (61%) had stable disease; 11 out of 14 (79%) patients with stable disease demonstrated decrease from baseline tumor size
o	No patient progressed at the first CT scan
●	13 patients have had at least 16 weeks of follow up and, thus, have been on study long enough to have at least 2 CT scans.
o	6/13 (46%) had confirmed partial responses
o	6/13 (46%) had confirmed stable disease; 1/13 (8%) had stable disease on the first CT scan and progressed at the second CT scan

New data from the study testing 15mg/kg batiraxcept + gemcitabine + nab-paclitaxel in patients with advanced or metastatic pancreatic adenocarcinoma eligible to receive gemcitabine + nab-paclitaxel as first-line treatment:

●	6 patients have had at least one CT scan on study:
o	3/6 (50%) had a partial response
o	2/6 (33%) had a stable disease
o	1/6 (16.7%) progressed at the first scan

The information in this Item 7.01, and in the investor presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act and  shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01  Other Matters.

On January 3, 2022, the Company issued a press release announcing that it had entered into the Investment Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has updated its corporate presentation to include updated renal data and new data from the study testing 15mg/kg batiraxcept + gemcitabine + nab-paclitaxel in patients with advanced or metastatic pancreatic adenocarcinoma eligible to receive gemcitabine + nab-paclitaxel as first-line treatment set forth below.

The following is certain updated renal data:

●
A total of 26 patients with 2L+ clear cell renal cell cancer have been dosed with batiraxcept + cabozantinib. 16 patients have been dosed with 15mg/kg batiraxcept and 10 patients have been dosed with 20mg/kg batiraxcept.

o
The safety profile of batiraxcept + cabozantinib is consistent with the established safety profile for cabozantinib.  The one adverse effect that is related to batiraxcept is infusion-related reactions.  This adverse effect is managed by a premedication regimen.

●	23 patients have had at least one CT scan: 15 patients who received 15mg/kg batiraxcept + cabozantinib and 8 patients who received 20mg/kg batiraxcept + cabozantinib.
o	9/23 (39%) had a partial response
o	14/23 (61%) had stable disease; 11 out of 14 (79%) patients with stable disease demonstrated decrease from baseline tumor size
o	No patient progressed at the first CT scan
●	13 patients have had at least 16 weeks of follow up and, thus, have been on study long enough to have at least 2 CT scans.
o	6/13 (46%) had confirmed partial responses
o	6/13 (46%) had confirmed stable disease; 1/13 (8%) had stable disease on the first CT scan and progressed at the second CT scan

New data from the study testing 15mg/kg batiraxcept + gemcitabine + nab-paclitaxel in patients with advanced or metastatic pancreatic adenocarcinoma eligible to receive gemcitabine + nab-paclitaxel as first-line treatment:

●	6 patients have had at least one CT scan on study:
o	3/6 (50%) had a partial response
o	2/6 (33%) had a stable disease
o	1/6 (16.7%) progressed at the first scan

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant of Aravive, Inc.
10.1
Investment Agreement, dated as of January 3, 2022, by and among Aravive, Inc., Eshelman Ventures, LLC, and solely for purposes of Article IV and V of the Investment Agreement, Fredric N. Eshelman, Pharm.D.

99.1	Press release issued by Aravive, Inc. on January 3, 2022.
99.2	Corporate Presentation dated January 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Vinay Shah
	Name:	Vinay Shah
	Title:	Chief Financial Officer